Exhibit 10.11
               STANDARD FORM OF OFFICE LEASE
        The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 30th Day of April 1990, between DIAMANDIS COMMUNICATIONS INC., a Delaware corporation with offices at 1633 Broadway, New York, New York 10036 (sometimes referred to herein as "Owner" or "Landlord")

CAPITAL FACTORS, INC., a Florida corporation, with offices at 1799 West Oakland Park Boulevard, Fort Lauderdale, Florida 33311, party of the second part, hereinafter referred to as TENANT.

Witnesseth:

Owner hereby leases to Tent and Tenant hereby hires from Owner a portion of the fortieth (40th) floor (the "demised premises") substantially as shown on Exhibit A annexed hereto in the building known as 1633 Boardway in the Borough of Manhattan, City of New York, (the "Building") for the term of five (5) years (sometimes referred to herein as the "Term") (or until the Term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date and to end on the Expiration Date (as such terms are defined in Article 63 below) at a fixed annual rental rate (sometimes referred to herein as the "Fixed Rent") of (i) $274,170 per annum from the Commencement Date through the date that is one day prior to the third (3rd) anniversary of the Commencement Date and (ii) $303,810 from the third (3rd) anniversary of the Commencement Date through the Expiration Date which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay $50,000 on the execution hereof which amount shall be applied to the installments of Fixed Rent first coming.

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to such monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

RENT OCCUPANCY

1. Tenant shall pay the rent as above and as hereinafter provided. See Rider Paragraphs 40, 56.

2. Tenant shall use and occupy demised premises for executive offices. See Rider Paragraph 43.

TENANT ALTERATIONS:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provision of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approvals thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner. Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense. See Rider Paragraph 52.

MAINTENANCE AND REPAIRS

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof. Another requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operations of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. (2) shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems to the extent such systems presently exist serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for dimunition of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason or any failure of Owner to comply with the covenants of this or any other articles of this Lease. Tenant agrees that Tenant's sole remedy at laws in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

WINDOW CLEANING:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal municipal and local governments, departments, commissions and boards and any direction or any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon (2.1) or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building it arising out of Tenant's

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use or manner of use or the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by; its manner or use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect hereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall (3) reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged becuase of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance. See Rider Paragraph 47(H), 51.

SUBORDINATION

7. This lease is subject and subordinate to all ground of underlying leases and to all mortages which may premises are a part and to all renewals, modifications, consolidation, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortagee, affecting any lease of the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

PROPERTY LOSE. DAMAGE, REIMBURSEMENT, INDEMNITY:

8. Owner or its agents shall not be liabel for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft of otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsever nature, unless caused by or due to the negilgence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operation in construction of any private, public or quasi public work. If any time any windows of the demised premises are temporarily closed, darkned or ancked up (or permanently closed, darkened or bricked up, if required by law) for any reason reason whatsoever including, but not limited to Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereof and Tenant shall not be entitled to any compensation therefor nor abatement of giminution of rent nor shall the same release Tenant from its obligations nerunder nor constitute an eviction. Tenant shall indemnify and save narmless Owner against and from all liabilities, obligation, damages, penalities, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonabel attorneys fees, paid, suffered or incurred as a result of any oreach by Tenats, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant. Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under theis lease extends to the acts and omissions or any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim. Tenant, upon written notice from Owner, will at Tenant's expense, resist of deemd such action or proceeding by counsel approved by Owner in writing such approval not to be unreasonably withheld. SEE RIDER PARAGRAPHS 49,59.

DESTRUCTION, FIRE AND OTHER CASUALLY:

9.(a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinatter set forth,
(b) if the cemised premises are partiaily damaged or rendered partiaily unusable by fire or other casuaity, the damaged thereto shall be repaired by and at the expense of and the rent, until such repair shall be substantiaily completed, shall be apportioned from the day following the casuaity according to the part of the premises which is disable.(c) If the demised premises are totally damaged or rendered wholunusable by fire or other casuaity, the the rent shall be proportionated paid up to the of the casuaity and thenceforth shall cease until the date when the premises shall have been repaired and restoreed by Owner subject to Owner's (5) right to elet not to restore the same as pereinalter provided (d) If are rendered wholly unusable or whether or not the demised premises are damaged in whole or in part if the building shall be so damaged theat (6) shall decide to demoush it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expore as fully and completely as if scuh date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein. Owner shall (7) make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond (6) control. After any such casualty, Tenant shall cooperate with
(6) restoration by removing from the premises as promptly as reasonably possible. All of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law. Owner and Tenant each hereby releases and wailves all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provision hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances removabel by Tenant and agrees that Owner will not be obiligated to repair any damage thereto or replace the same.(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu therof. 8

EMINENT DOMAIN:

10. If the whole o4r any part of the demised premises shall be acquired or congemined by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall sease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of daid lease and assigns to Owner. Tenant's entire interest in any such award.

ASSIGNMENT MORTGAGE ETC,:

11. Tenant, for itself, its heirs, distributees, executors, administrators. Legal represtentatives, successors and assigns, expressly covenants that it shall not assign. mortgage or encumber theis agreement. Not underlet, or suffer or permot the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant. Owner may, after default by Tenant, collect rent from the assignee. under-tenant or occupant, and apply the net amount collected to the rent herein reserved. but no such assignment, underletting,occupancy or collection shall be deemed a waiver of theis covenant, or the acceptance of the assignee, under-tenant or occupant as tenant,or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant from herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writting of Owner to any further assignment or underletting. SEE RIDER PAPAGRAPH 44.

ELECTRIC CURRENT:

12. Rates and conditions in respect to submetering or rent inclusiion. as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or sxpenses which Tenant may sustain. SEE RIDER PAPAGRAPH 42.

ACCESS TO PREMISES:

13. Owner or Owner's agents shall have the right(but shall not be obligated to enter the demised premises in any emergency at any time, and, at other reasonable times, jto examine the same and tjo make such repairs, replacements and improvements as Owner (9) may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner (9) may elect to perform. Tenant shall permot Owner to use and maintain and replace popes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor. or ceiling. Owner (9) may, during the progress or any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement or rent while such work is in progress nor to any damages by reason or loss or interruption of business or otherwise. Throughout the term hereof Owner (9) shall have the right to enter the demised premises at reasonable hours for the purpose of showing the

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same to prospective purchasers mortgagees of the building, and during the last six months of the term for the purpose allowing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises. Owner's agent (9) may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provide reasonable care is exerised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner (9) may immediately enter,thereafter renovate or redecorate the demised premises without limitation or abate-ment or rent, or incurring liability to Tenant for any compensation and the act shall have no effect on this lease of Tenant's obligations hereunder.

VAULT, VAULT SPACE, AREA

14. No Vaults, vault space or area, whether or not enposed or covered, not within the property lilne of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contirary notwithstanding. Owner makes no representation as to the location of the property lline of the building.All vaults and vault space and all such areas not within the property lilne of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license. and if any such license be revoled, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utilty. Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or apatement of rent, nor shall such revocation, diminution or requistion be deemend constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the nders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no represtentation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

BANKRUPTCY

16.(a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assign-ment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, of by reason of any statute or order of court, shall thereafter be entitiled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this provisions of this Article 16 shall be appliciable only to theparty then owning Tenant's interest in this lease SEE RIDER PARAGRAPH 50.

     (b) its is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the compuration of such damages the fifference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termina-tion at the rat of four percent(4%) per annum. If such premises or any part thereof be relect by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission of tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonabel rental value for the parto of the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination. An amount equal to the maximum allowed by any staatute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference refered to above.

DEFAULT:

17.(1) If tenant defaults in fulfilling any of the covenants of theis lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted:or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by soneon other than Tenant; or if this lease be rejected under235 of Title 11 of the U.S. Code(bankruptcycode): or ifTenant shalll fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then. in any on or more of sch events, uopon Owner serving a written five (5) days notice upon Tenant specifyin the nature of daid default and upon the expiration of said five (50 days. If Tenant shall have failed to comply with of remedy such default, of if the daid default or ommission complainded of shall be of a nature that the same cannot be completekt cyred if remitdied within said five (5) day period, and if Tenant shalll not have dillgently commenced during such default within such five (5) day period, and shall not thereafter with reasonably diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (5) days notice of cancellation of theis lease upon Tenant, and upon the expiration of said three(3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remanin liable as nereinalter provided. (2) if the notice provided for in (1) hereof shall have been gilven.and therefore shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any itemk of additional rent herein mentioned or any part of either or in making any other paymentherein required: then and in any of such events Owner may without notice. Re-enter the demised premises either by force or otherwise and disposses Tenant by summary proceedings or otherwise. and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this liase had not been made, and Tenant hereof waives the service of notice of inension to re-enter or to institute legal proceedings to that end. If Tenant shall make default herunder prior to the date fixed as the commencement of any renenwal or extension of theis lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPION:

18. In case of any such default, re-entry, expiration and/ or dispossess by summary proceedings or otherwise (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration. (b) Owner may re-let the premkises or any part or parts thereof, either in the name or Owner or otherwise for a term or term, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or tree rent or charge a highter rental than that in this lease. and/or(c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's convenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owneer to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys` fees brokerage, advertising and for keeping the demised premises in good orderor for preparing the same for re-letting Any such liquidated damages shall be paid in monthly installment by Tenant on the rent day specified in theis lease and any suit brought to collect the amount of the deficiecy for any month shall not prejudice in any way the rights of Owner to collect het deficiency for any month shall not pre-judice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may at Owner's option. Make such alterations, repairs, replacements, and/or decorations in the demised premises asOwner, in Owner,s sole judgment, considers advisable and neccesary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the thereof under such re-letting, and in no event shall Tenant be entitiled to receive any excess. If any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law of in equity. Tenant herby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or sispossessed for any cause, or in the event of Owner obtaining possession of demissed premises, by reason of the violation by Tenant of any of the covenants and conditions of this lisase, or otherwise SEE RIDER PARAGRAPH 55.

FEES AND EXPENSES

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant,s part to be obeserved or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless other-wise provided elsewhere in this lease, Owner may immediately or at any tunethereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incure any obligations for the payment of money, including but not limited to attorney,s fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant,s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant,s lease term shall have expired at the time of making recoverable by Owner as damages SEE RIDER PARAGRAPH 47(B)

BUILDING ALTERATIONS AND MANAGEMENT:

20. Owner shall have the right at any time without the same constituting an eviction and withour incurring liability to Tenant therefor to enange the arrangement and/or location of public entrancees. passageways. doors. doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of owner by reason of inconvenience. annovance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which has erected or the dimised premises. The sales, leases, expenses of operation or any other matter or thing affecting or relating to the premises except as herein expressly set forth and no rights, easements or licenses are required by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and has demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conslusive evidence on the said premises and the buidling of which the same form a part were in good and and satisfactory condition at the time such possession was so taken, except as to patent defects. All understandings and agreements therefore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. See Rider Paragraph 48.

END OF TERM: 22. Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease expected, and Tenant shall remove all his property. Tenant's obligation to observe or perform his covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at nooon on the preceding business day. See Rider Paragraph 54.

QUIET ENJOYMENT: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereof demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION: 24. If Owner is unable to give possession of the diemised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been producured or for any other reason. Owner shall not be Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.


NO REPRESENTATIONS BY OWNER:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon when has erected or the dimised premises. The sales, leases, expenses of operation or any other matter or thing affecting or relating to the premises except as herein expressly set forth and no rights, easements or licenses are required by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and has demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conslusive evidence on the said premises and the buidling of which the same form a part were in good and and satisfactory condition at the time such possession was so taken, except as to patent defects. All understandings and agreements therefore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and tEnant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. See Rider Paragraph 48.

END OF TERM: 22. Upon the expiration or other termination of the term of this lease. Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease expected, and Tenant shall remove all his property. Tenant's obligation to observe or perform his covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at nooon on the preceding business day. See Rider Paragraph 54.

QUIET ENJOYMENT: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereof demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION: 24. If Owner is unable to give possession of the diemised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been producured or for any other reason. Owner shall not be subject to any liabilty for failur to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated provided Tenant is not responsible for Owner's inability to obtain possession until after Owner shall have given Tenant written notice that the premises are substantially ready for Te- nant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant coventants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provision of this lease. except as to the covenant to pay rent. The provisions of this article are intended to consutute"an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law

NO WAIVER

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or herafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach an do provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check of any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner,s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner or. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a sur-render of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties herein shall and they hereby do waive trial by jury in any action, proceeding of counterclaim brought by either of the parties hereto against the other except for personal injury or property damage on any matters whatsoever arising but of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or ocupancy of said premises, and any emergency statutory of any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises. Tenant will not interpose any counterclaim or whatever nature or description in any such proceeding including a counterclaim under Article 4.

INABILITY TO PERFORM:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be per-formed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make. or is delayed in making any repair, additions, alterations decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reasonof strike or labor troubles or any cause whatsoever includesbut not limited to, government preemption in connection with a National Emergency or by reason of any rule, orderor regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

BILLS AND NOTICES:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be requires to give to Tenant, shall be deemed sufficiently given or endered if, in writing. Delivered to Tenantperson-ally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenantmail- ed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addredded to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice, SEE RIDER PARAGRAPH 60.


SERVICES PROVIDED BY OWNERS

29. As long as Tenant is not in default under any of the covenants of this lease.(11) Shall provide:(a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times: (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.(c) water for ordinary lavatory purposes or in unusual quanities of which( fact Owner shall be the tole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant's shall pay for water consumed as shown on said meter as additional rent(12) as and when bills are rendered:(d) cleaning service for the demised premises on business days at (11) expenses provided that the same are kept in order by Tenant.Tenant shall pay (11) the costs of removal of any of Tenant's refuse and rubbish from the building. (f) Owner reserves the right to stop services of the heating, elevators.(12.1) plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations replacement or improvements necessary or desirable in the judgement of Owner for as long as may be reasonanbly required by reason thereof SEE RIDER PAPAGRAPH 45.

CAPITIONS:

30. The Capitions are inserted only as a matter of convenience and for reference and in no way define. limit or decribe the scope of this lease not the intent of any provisions thereof.

DEFINITIONS:


31. The term office or offices wherever used in this lease, shall not be construed to mean premises used as astore or strores. for the sale or display, at any time. of goods wares or merchandise, of any kind, or as a restaurant, shop, booth, boothblack or other strand, barber shop or for other similar purposes or for manufacturing. The term"Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building for the owner of a lease of the building or of the land and building of which the demised premises form a part so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building the said Owner shall be and hereby is entirely freed and relieved ]of all covenants and obligations of Owner herunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties andt the purchaser, at any such sale, of the said lessee of the building or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words"re-enter" and "re-enter" as used in this lease are not restricted to their technical legal meaning. The term"business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof Sundays and all days observed by the State or Federal Governmentas legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC Sertvice. SEE RIDER PARAGRAPH 58.

Adjacent Excavating Shorting: 32. If an excavation shall be made to land adjacent excavating to the defused premeters, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary preserve the wall or the building or which demised premises form a part from injury or damage ad to support the same by proper foundations without any claim for damages or indemnity against Owner, or dominion or apartment of rent.

Rules and
Regulations

33. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully, and comply sincerely with the Rules and Regulations and such owner and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time require. Notice of any additional rules of regulations shall be given in such manner as Owner may elect. 13 In case Tenant disputes the reasonableness of any additional Rule or Regulation thereafter made or adopted by Owner or Owner's agents, the parties thereto agree to submit the question of the reasonalbness of such Rule or Regulation for discussion to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonalbness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. See Rider Paragraph 61.

Space to be filed in or deleted.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

Successors
and Assigns:
     36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written;

Witness of Owner:                          DIAMANDIS COMMUNICATIONS INC.   CORP.
                                                                           SEAL
                                           By: /s/ Danial Parker V.P. [L.S.]
                                              ------------------------------

Witness of Tenant:                         CAPITAL FACTORS, INC.           CORP.
                                                                           SEAL
/s/ [illegible]                            By: /s/ John Kiefer, Pres. [L.S.]
- -------------------                           ------------------------------

                                ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK,      SS.:
County of

    On this 30 day of April, 1990, before me personally came John W. Kiefer to me known, who being by me duly sworn and depose and say that he resides in Broward Co., Florida, that he is the Pres. of Capital Factors Inc.
the corporation described in and which executed the foregoing instrument, as TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal: that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                         /s/ [illegible]
                         -------------------------------
                         NOTARY PUBLIC STATE OF FLORIDA AT LARGE
                         MY COMMISSION EXPIRES JULY 4, 1992
                         BONDED THROUGH ASHTON AGENCY INC

                       RIDER TO LEASE DATED , 1990 BETWEEN
                DIAMANDIS COMMUNICATIONS INC., AS LANDLORD, AND
                        CAPITAL FACTORS, INC., AS TENANT

     If and to the extent that any of the provisions of this rider conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in this rider, the provisions of this rider shall prevail.

37. SUBLEASE

     (A) This agreement (the "Lease") is a sublease and is subject and subordinate to the lease dated as of February 6, 1989, between Paramount Group, Inc., as Agent for MRI Broadway Rental, Inc. ("Prime Landlord") and Diamandis Communications Inc., as tenant, as same may be amended (the "Prime Lease"). Landlord represents that (i) the copy of the Prime Lease delivered to Tenant is true and correct to the extent thereof,
(ii) the Prime Lease is in full force and effect, (iii) the consent of Prime Landlord to this Lease is not required, (iv) insofar as Landlord is aware, Landlord is not in default under the Prime Lease, (v) in so far as Landlord is aware, Prime Landlord is not in default under the Prime Lease and (vi) Tenant has not exercised the right of termination set forth in
Section 27.06(b) of the Prime Lease and no longer has such a termination right. Landlord shall not, without the consent of Tenant, which consent shall not be unreasonably withheld or delayed, enter into an amendment or modification of the Prime Lease which would materially increase Tenant's obligations under this Lease. Without waiving any of its rights under the Prime Lease, Landlord shall pay all rent and perform all obligations required under the Prime Lease so as to avoid a default thereunder, except to the extent that such obligations are to be performed by Tenant hereunder with respect to the demised premises. Sublessee hereby assumes and agrees to be bound by and observe, fulfill and perform, fully, faithfully and promptly, all of the provisions, terms, covenants, conditions and obligations provided in the Prime Lease to bind and/or be observed, fulfilled and/or performed by tenant thereunder with respect to the demised premises, to include but not be limited to those covenants set forth in Section 5.01 of the Prime Lease, and Landlord shall have for the purposes of this Lease, all of rights, privileges and benefits granted to or conferred upon Landlord under the Prime Lease. The following provisions of the Prime Lease shall be inapplicable to this Lease: Sections 1.02, 1.03, 1.04, 1.06, Article 2, Sections 3.01, 3.05, 7.06, Article 14, Sections 17.05, 17.06,
24.09, 25.15, 26, 28.03, 28.04, Articles 29, 31, 32, 33, 37 and
38 and Exhibits A. through G. and J. through S. to the Prime
Lease.

38. LANDLORD HAS NO OBLIGATIONS

     (A) Tenant agrees that to the extent Prime Landlord fails or refuses to perform its obligations or to provide services under the Prime Lease, Landlord shall not be obligated to perform such obligations and Landlord shall have no liability or obligation with respect thereto. Tenant agrees that no failure or delay on the part of Prime Landlord in the performance of any obligation under the Prime Lease to supply any service or to make any repairs or replacements or to take any other action with respect to the demised premises or the Building shall give rise to any claim against Landlord for damages or constitute a total or partial eviction, nor shall this Lease or the obligations of the Tenant hereunder to pay rent hereunder and to perform and observe all of the other obligations, covenants, conditions and agreements on the part of Tenant contained in this Lease be thereby affected in any manner whatsoever; provided, however, that to the extent such failure or delay in performance by Prime Landlord would give rise to a claim against Prime Landlord on the part of Landlord, Landlord will use reasonable efforts to cooperate with Tenant, at Tenant's expense, with respect to claims which Tenant desires to assert against Prime Landlord with respect to such failure or delay of Prime Landlord. Nothing set forth herein shall require Landlord to file suit against Prime Landlord.

     (B) Landlord shall not be obligated to perform and shall not be liable for the performance by Prime Landlord of any of the obligations of Prime Landlord under the Prime Lease, to include but not be limited to those covenants set forth in
Section 5.02 of the Prime Lease. Tenant shall have no claim against Landlord by reason of any default upon the part of Prime Landlord. Nothing herein contained shall be deemed to authorize Tenant to represent Landlord in connection with any suit or claim by or against Prime Landlord. Landlord shall have no obligation during the term of this Lease to render any services to Tenant (except as set forth specifically in Article 62 and Article 65) in or to the demised premises of any nature whatsoever or to expend any money for the preservation or repair of the demised premises. Tenant agrees to look solely to Prime Landlord for the furnishing of any services to which Landlord may be entitled under the Prime Lease. Landlord agrees to cooperate with Tenant, and to use its reasonable efforts, without, however, incurring any liabilities or expenses, by taking whatever action shall be reasonably required, to enforce for the benefit of Tenant the obligations of Prime Landlord to Landlord under the Prime Lease insofar as they relate to the demised premises. All reasonable out-of-pocket expenses of Landlord arising from Landlord's action taken pursuant to the preceding sentence shall be reimbursed by Tenant on demand.

39. CONSENT OF PRIME LANDLORD

     (A) Tenant agrees that in any case where the rights conferred upon Tenant in this Lease require the consent or approval of Landlord, whether prior to the taking of any action or otherwise, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained, if such consent or approval is required by the Prime Lease. Tenant agrees that Landlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord when the same is required, other than (i) the transmission by Landlord to Prime Landlord of Tenant's request for such consent or approval and (ii) Landlord's cooperation with Tenant to obtain such approval or consent provided that such cooperation does not require Landlord to pay any sum or incur any expense or to make any material performance or undertaking. Landlord shall not be required to give any consent or approval provided for hereunder because Prime Landlord has given consent or approval with respect to the same matter.

     (B) Landlord's refusal to consent to or approve any matter or thing, whenever Landlord's consent or approval is required hereunder, shall be deemed reasonable, if inter alia, Prime Landlord's consent is also so required and Prime Landlord has refused to give such consent or approval.

40. RENTAL PAYMENTS

     (A) All payments other than Fixed Rent to be made by Tenant pursuant to this Lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

     (B) Without limiting the generality of the foregoing, additional rent shall include escalations payable pursuant to
Article 41 hereof and all amounts billed Landlord as additional rent arising out of Tenant's use of the demised premises. To the extent Tenant uses Building services, including without limitation, after hours air-conditioning and heating, rubbish removal and excessive use of water, for which Prime Landlord shall charge Landlord, Tenant shall pay to Landlord as additional rent hereunder, upon demand together with copies of applicable invoices therefor, the amount of such charges imposed upon Landlord by reason of Tenant's use of such services, together with an administrative fee (which administrative fee shall be in addition to any administrative fee charged by Prime Landlord in connection with such services).

     (C) All payments of Fixed Rent and additional rent to be made by Tenant pursuant to this Lease shall be made by checks drawn upon a Florida bank which is Tenant's parent corporation, provided, however, that if such parent corporation acquires a New York City bank which is a member of the New York Clearing House Association or any successor thereto, all payments referred to herein shall be made by checks drawn upon such New York City bank.

     (D) If Landlord receives from Tenant any payment less than the sum of the Fixed Rent and additional rent then due and owing pursuant to this Lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any Fixed Rent, any additional rent or to any combination thereof then due and payable hereunder.

     (E) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this Lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this Lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this Lease.

     (F) Landlord's failure to timely bill all or any portion of any amount payable pursuant to this Lease for any period's during the Term shall neither constitute a waiver of Landlord right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed.

     (G) Any Fixed Rent or additional rent which is not paid within five (5) days of the date due shall bear interest at a per annum rate equal to the lesser of (i) five (5) percent in excess of the Chase Manhattan Bank, N.A. prime rate or (ii) the maximum rate allowed by law from the due date until paid to Landlord; provided, however, that if Tenant is not otherwise in default hereunder, with respect to one (1) late payment, during any lease year (the particular late payment to be determined by Landlord in its sole discretion), Landlord shall waive the requirement that such late payment bear interest as set forth above.

41. ESCALATIONS

     (A) As used-in this Article 41, the words and terms which follow mean and include the following:

     (i) "Escalation Year" shall mean a calendar year of twelve consecutive months commencing on January 1, 1991 or any subsequent anniversary thereof in which occurs any part of the term of this Lease.

     (ii) "Tenant's Proportionate Share" shall mean .503%.

     (iii) "Operating Expenses" for any period shall mean the total amount paid by Prime Landlord for that period of the aggregate of all expenses so defined in Exhibit B attached. hereto, subject to the exclusions and deductions described in that Exhibit.

     (iv) "Base Operating Expenses" shall mean the actual
Operating Expenses for the calendar year ending December 31, 1990.

     (v) "Real Estate Taxes" for any period shall mean the aggregate due and payable in that period of

     (a) Real estate taxes and assessments imposed upon the plot of land on which the Building is located
(the "Land") and/or Building and payable by Prime
Landlord (including, without limitation, (x) real estate taxes upon any "air rights" or payable by Prime
Landlord to a ground lessor with respect thereto and
(y) any assessments levied after the date of this Lease for public benefits of the Land and/or the Building, which assessments, if payable in installments shall be deemed payable in the maximum number of permissible installments) in the manner in which such taxes and assessments are imposed as of the date hereof;

     (b) In the event of a change in the taxation of real estate by which any other tax or assessment of any kind or nature (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Prime Landlord or the owner of the Land and/or the Building, or upon or with respect to the Land and/or the Building or the occupancy, rents or income therefrom, in substitution for in addition to any of the foregoing Real Estate Taxes, such other taxes or assessment; plus

     (c) All expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of Real Estate Taxes for any Escalation Year in the term of this Lease, whether or not successful in lowering the amount of Real Estate
Taxes.

     Notwithstanding anything to the contrary in this Lease, Real Estate Taxes shall exclude and there shall be deducted therefrom (and there shall not be included in Operating Expenses):

(I) Any franchise or income tax (except as provided in subsection (v)(b) above) of Prime Landlord or Landlord;

(II) Any amount that would otherwise constitute
Real Estate Taxes but results from
improvements made by or for the sole benefit of Tenant to the Building or its Premises, for which Tenant acknowledges it is solely liable and shall be paid as additional rent;
and

(III) An amount equal to any refund or credit
(including interest and reimbursement of expenses) received by Prime Landlord in that Escalation Year on account of amounts included in Real Estate Taxes in any prior year.

(IV) An amount equal to any refund or credit
(including interest and reimbursement of expenses) received by Prime Landlord in that Escalation Year on account of amounts included in Real Estate Taxes in any prior year; and

(V) Amounts that would otherwise constitute Real
Estate Taxes but result from a sale or
transfer of the beneficial ownership of the Building or Prime Landlord's interest therein, according to the following schedule:

     In the first Escalation Year in which
all or any part of the increase is assessed, 75` of such increase.

     In the second Escalation Year in which
all or any part of the increase is assessed, 50% of such increase.

     In the third Escalation Year in which
all or any part of the increase is assessed, 25% of such increase.

Thereafter, there shall be no exclusion.

For the purposes of this Section, "increase by reason of a sale or transfer of the beneficial ownership of the Building or Prime Landlord's interest therein" shall mean any increase in Real Estate Taxes after such sale or transfer of the beneficial ownership of the Building or Prime Landlord's interest therein over and above an annual increase equal to the average of the increases in Real Estate Taxes over each of the preceding five Escalation Years. In no event shall there be included in Real Estate Taxes in excess of the amount actually payable by Prime Landlord for Real
Estate Taxes in such Escalation Year.

     (vi) "Real Estate Tax Base" shall mean the amounts within the definition of Real Estate Taxes due and payable in the period from July 1, 1990 to and including June 30, 1991, plus any expenses described in subsection (v)(c) above with respect to such periods.

     (vii) "Escalation Statement" shall mean a statement delivered pursuant to Section 41(C).

     (B) (i) Landlord shall furnish to Tenant, within one hundred twenty (120) days after the commencement of each Escalation Year, a written statement setting forth Landlord's reasonable estimate of the amount by which Operating Expenses for such Escalation Year are expected to exceed Base Operating Expenses; provided, however, that Landlord's failure or delay in delivering any such statement shall not constitute a default by Landlord or be deemed a waiver of Landlord's right to deliver any such statement at a later date.

     (ii) Tenant shall pay to Landlord on the first day of each month during each Escalation Year one-twelfth of Tenant's Proportionate Share of Landlord's estimate of the increase in Operating Expenses for such Escalation Year over Base Operating Expenses.

     (iii) If, however, Landlord shall fail to furnish the estimate of the increase in Operating Expenses for the first Escalation Year prior to the commencement thereof, then on the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the estimated increase shown on such statement multiplied by the number of months elapsed in such first Escalation Year until such date (e.g., if such statement is furnished during the third (3rd) month of the first Escalation Year, Tenant shall pay to Landlord four-twelfths (4/12) of the estimated increase shown on such statement), thereafter throughout the remainder of the first Escalation Year, Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of the estimated increase shown on such statement.

     (iv) If Landlord shall fail to furnish such estimate of the increase in Operating Expenses for any Escalation Year after the First Escalation Year prior to the commencement thereof, then

     (a) Until such estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month the amount payable by Tenant to Landlord under this Article in respect of the last month of the preceding Escalation Year;

     (b) Promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating the amount by which the installments with respect to Operating Expenses previously made for the current
Escalation Year were greater or less than the installments with respect to Operating Expenses to be made for such Escalation Year in accordance with such estimate;

     (c) If there shall then be a deficiency Tenant shall pay the amount thereof within five (5) days after demand therefor, or if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof, within twenty (20) days after the giving such notice to Tenant; and

     (d) On the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord on the first day of each month during such Escalation
Year an amount equal to one-twelfth (1/12th) of the estimated increase shown on such statement.

     (C) (i) After determination of actual Operating Expenses for an Escalation Year or actual Real Estate Taxes for a six-month period within an Escalation Year, Landlord shall furnish to Tenant a statement setting forth the actual amounts paid by Prime Landlord for such actual Operating Expenses or Real Estate Taxes (each such statement being an "Escalation Statement")

     (ii) If an Escalation Statement shall show that the sums paid by Tenant under Section 41(B) exceeded

     (a) as to any Escalation Year prior to the last
Escalation Year, Tenant's Proportionate Share of the actual excess of Operating Expenses of the immediately preceding Escalation Year over Base Operating
Expenses; or

     (b) as to the last escalation Year, Tenant's
Proportionate Share of the amount by which the actual
Operating Expenses for the period ending the last day of the term of this Lease (as such Operating Expenses may be prorated pursuant to Section 41(D)), exceeded the amount of the Base Operating Expenses for the corresponding number of days;

Landlord shall refund to Tenant the amount of such excess within 20 days after delivery of such Escalation Statement.

If an Escalation Statement shall show that the sums so paid by Tenant were less than the amounts specified in (a) or (b) of the preceding sentence then Tenant shall pay the amount of such deficiency within five (5) days after demand therefor.

(iii) If an Escalation Statement shall show that

     (a) as to any Escalation Year prior to the last
Escalation Year, the actual Real Estate Taxes for the relevant six-month period exceeded one half of the Real Estate Tax Base; or

     (b) as to the last Escalation Year, the actual
Real Estate Taxes for the period ending on the last day of the term of the Lease (as such Real Estate
Taxes may be prorated pursuant to Section 41(D), exceeded the amount of the Real Estate Tax Base for a corresponding number of days, Tenant shall pay
Tenant's Proportionate Share of such excess within five (5) days after demand therefor.

     (D) In the event that the Expiration Date shall be a day other than the last day of an Escalation Year, then, and in each such event, the amounts due between the parties pursuant to this Article for the portion of the term of this Lease within the final Escalation Year shall be prorated according to the number of days within the term of this Lease actually elapsed within the final Escalation Year. Operating Expenses shall be prorated on the basis of the actual number of days within the final Escalation Year within the term of this Lease and the actual total Operating Expenses for the entire Escalation Year. Real Estate Taxes shall be prorated on the basis of the actual number of days in the calendar half in which the last day of the term of this Lease occurs.

     (E) In no event shall the Fixed Rent under this Lease
(exclusive of the additional rent under this Article 41) be reduced by virtue of this Article 41.

42. ELECTRICITY

     (A) Subject to the terms and provisions of the Prime Lease, and as part of the Fixed Rent, electrical energy will be furnished to the demised premises through electrical facilities to be installed for Tenant's reasonable use of such lighting and other electrical fixtures, appliances and equipment normally present in such offices as the demised premises.

     (B) Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the demised premises or any additions to the business machines, office equipment or other appliances in the demised premises which utilize electrical energy other than the addition or substitution of normal business office equipment (unless same do not exceed the capacity of the electrical conductors or equipment in or otherwise serving the demised premises) without the prior written consent of Landlord in each instance.

     (C) If any tax is imposed upon Landlord in connection with the furnishing of electric current to Tenant by any Federal, State or Local Government subdivision or authority, Tenant shall pay Landlord an amount equal to such tax, where permitted by law.

     (D) If Prime Landlord discontinues furnishing electrical current to Landlord, Landlord reserves the right to discontinue furnishing electric current to Tenant in the demised premises at any time. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall not be affected thereby. If Landlord so discontinues furnishing electric current to Tenant, the Fixed Rent then payable shall be reduced by $27,170 per annum and Tenant shall arrange to obtain electric current directly from the public utility company furnishing electric current to the Building. Such electric current may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric current directly from such public utility company shall be installed and maintained by Tenant, at its expense and subject to the approval of Prime Landlord.

43. RESTRICTIONS ON USE

     (A) Anything in Article 2 or Article 31 to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for the: (1) storage for purpose of sale of any alcoholic beverage in the demised premises; (2) storage for retail sale of any product or material in the demised premises; (3) conduct of a photographic or documentary reproduction, manufacturing, printing or electronic data processing business, except that Tenant may operate business office reproducing equipment, electronic data processing equipment and other business machines for Tenant's own requirements (but shall not permit the use of any such equipment by or for the benefit of any party other than Tenant); (4) rendition of any health or related services, conduct of a school or conduct of any business which results in the presence of the general public in the demised premises; (5) conduct of the business of an employment agency or executive search firm; (6) conduct of any public auction, gathering, meeting or exhibition; (7) conduct of a stock brokerage office or for stock brokerage purposes or for the underwriting of securities; (8) occupancy of a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby; and (9) conduct of a banking, trust company or safe deposit business; (10) conduct as a savings bank, savings and loan association or as a loan company; (11) sale of travelers checks and/or foreign exchange;
(12) as a news and cigar stand; (13) for retail sales to other than the employees of Tenant and its affiliated business entities; and (14) conduct of a restaurant and/or bar for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation or dispensing of food or beverage in any manner whatsoever.

     (B) Tenant shall not use or permit all or any part of the demised premises to be used so as to violate any of the covenants or terms of this Lease or so as to impair the Building's character, reputation, appearance or dignity as a first-class office building or impose any additional burden upon Landlord in its operation', including the proper heating, air conditioning and servicing of the Building or the demised premises, which impairment shall be determined by the Landlord in its sole judgment.

     (C) Tenant shall not obtain or accept for use in the demised premises ice, drinking water, food, coffee cart, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by the Landlord. Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.

     (D) Without limiting the generality of any other provisions hereof, Tenant shall not use, generate, manufacture, store or dispose of on or about the demised premises or Building or cause or permit any hazardous materials (as may be defined as such under state or federal law) to be brought upon, stored, manufactured, or used in or about the demised premises or Building for any purpose. Sublessee shall comply with the Environmental Provisions set for on Exhibit C annexed hereto and made a part hereof.

     (E) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the demised premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord upon Landlord's request. Tenant, at Tenant's expense, shall at all times comply with the requirements of each such license or permit, subject to Tenant's right to contest such requirements in accordance with the terms of this Lease.

     (F) Those portions, if any, of the demised premises identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed and shall be maintained by the Prime Landlord in accordance with its responsibilities under the Prime Lease.

     (G) Tenant shall not place or permit to be placed any vending machines in the demised premises, except with the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld provided the machines are for the exclusive use of Tenant's employees.

44. ASSIGNMENT, ETC.

Supplementing Article 11:

     (A) A transfer of more than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest shall be deemed an assignment of this Lease.

     (B) This Lease may not be assigned or the demised premises hereunder further sublet, in whole or in part, without the prior written consent of Landlord and Prime Landlord, which consent shall be granted or withheld in the sole discretion of Landlord and Prime Landlord respectively; provided, however, that Landlord shall not unreasonably withhold its consent to an assignment of this Lease as to the entire demised premises to an Affiliate (as defined in the Prime Lease) of Tenant or to a sublease of the entire demised premises to a third party (conforming in all respects to the requirements of the Prime Lease), but Landlord makes no representation or warranty with respect to the granting of consent by Prime Landlord to such an assignment or sublease.

45. AIR CONDITIONING

     Pursuant to the Prime Lease, Prime Landlord shall, at its expense, through the Building's air conditioning system ("System"), provide air conditioning for the demised premises, during the air conditioning season. Whenever the System is in operation, Tenant shall close the venetian blinds and/or drapes in the demised premises. Tenant shall comply with, and do all work required by, regulations promulgated by Prime Landlord in connection with heating, ventilating and air conditioning the Building. Tenant agrees at all times to cooperate fully with Owner and Prime Landlord and to abide by said regulations and any violation of said regulations shall be cured immediately upon notice to Tenant. After the expiration of the notice period, in addition to any and all other rights and remedies Owner may have, Owner may discontinue the furnishing of overtime air conditioning service without any diminution or abatement of rent or other compensation to Tenant whatsoever until the default is cured. Owner and Prime Landlord shall at all times have free and unrestricted access to any and all air conditioning facilities in the demised premises. Owner and Prime Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any overtime air conditioning during any period wherein Tenant shall be in default in the payment of fixed or additional rent beyond any applicable cure period as specified in this Lease.

46. BROKERAGE

     Landlord and Tenant represent to each other that each has dealt with no broker, finder, or agent other than The Lansco Corporation, Mayfair Properties of Greater NY Ltd. and Williams Real Estate Co. Inc. (collectively, the "Brokers") in connection with this Lease and Landlord shall pay any and all commissions due to Brokers pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless against any liability, claim, cost and expense (including without limitation reasonable attorney's fees) for any claim or action asserted by any other broker, finder or agent other than Brokers for any other brokerage commission or finder's fee based on alleged actions of Tenant or its agents or representatives. Landlord shall indemnify and hold Tenant harmless against any liability, claim, cost and expense (including without limitation reasonable attorney's fees) for any claim or action asserted by any other broker, finder or agent other than Brokers for any other brokerage commission or finder's fee based on alleged actions of Landlord or its agents or representatives. The parties' respective liabilities hereunder shall survive any expiration or termination of this Lease.

47. SUBMISSION TO JURISDICTION, ETC.

     (A) This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor") and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of Guarantee and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

     (B) Whenever any default, request, action or inaction by Tenant causes Landlord to incur attorneys' fees and/or any other costs or expenses, Tenant agrees that it shall pay and/or reimburse Landlord for such fees, costs or expenses within five
(5) days after being billed therefor; provided, however, that in any action brought upon this Lease, the parties agree that the fees, costs and expenses of the prevailing party shall be paid or reimbursed by the nonprevailing party.

     (C) The submission of this Lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord's acceptance, execution and delivery thereof.

48. "AS IS"

     Supplementing Article 21, the demised premises shall be leased to Tenant in their "as is" condition on the Commencement Date and other than Landlord's Initial Installation (as defined in Article 62) Landlord shall not be required to perform any work to prepare the demised premises for Tenant's occupancy. Subject to Section 67(A), the taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the demised premises and the Building were in good and satisfactory condition and Landlord's Initial Installation was Substantially Completed (as defined in Article 62). At no time will Landlord be obligated to exterminate vermin which may infest the demised premises. Upon request, Landlord shall give Tenant copies of any reports or certifications it receives from Prime Landlord in respect of Section 2.01(c) of the Prime Lease.

49. INSURANCE

     (A) During the Term Tenant shall pay for and keep in force: (1) comprehensive general liability policies in standard form with respect to the demised premises and its appurtenances protecting against any and all liability occasioned by accident or occurrence, for bodily injury, death and property damage with minimum limits of liability in the amount of $5 million combined single limit for bodily injury, death and property damage (including all operations of Tenant, products, completed operations, independent contractors, broad form property damage, personal injury liability and contractual liability coverage); (2) if the nature of Tenant's business is such as to place all or any of its employees under workers' compensation or similar statutes, worker's compensation or similar insurance affording statutory coverage and containing statutory limits; and (3) all-risk property damage insurance on, including theft or attempted theft of, Tenant's personal property including improvements or betterments for which Tenant is responsible under this Lease. Such policies are to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York. If at any time during the Term it appears that public liability or property damage limits in the City of New York for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord, Prime Landlord and their agents shall be named as additional insureds in the aforesaid insurance policies and the policies shall provide that Owner shall be afforded thirty days prior notice of cancellation of said insurance. Tenant shall deliver certificates of insurance evidencing such policies within thirty (30) days prior to the date that such insurance is required to become effective. Thereafter, Tenant shall deliver to Owner either an original policy or certificate of insurance at least thirty (30) days prior to the expiration of any such policy, together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days' written notice to Owner and any designee(s) of Owner. All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may make it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Owner, be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies. Tenant may provide the insurance required under this paragraph pursuant to blanket policies that cover other locations in addition to the demised premises, provided all the conditions described in this paragraph are satisfied by such blanket policies.

     (B) Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the demised premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its partners and employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the demised premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then the party benefiting from the waiver or permission shall pay such charge upon demand, and if such party shall fail or refuse to pay such charge within thirty (30) days of demand therefor, such party shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other.

     Insofar as a waiver of subrogation is obtained as provided in the foregoing provisions of this Section 49B, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other and its partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the demised premises in accordance with the terms of this Lease) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term to the extent of the limits of coverage by such insurance policies.

50. BANKRUPTCY

     Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the obligations contained in Articles 11 and 44 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (8) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth, exclusive of good will, equal to at least fifteen
(15) times the aggregate of the Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.

51. LOCAL LAW 5

         Supplementing Article 6,

     (A) All work performed or installations made by Tenant (or by Landlord at Tenant's request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of The City of New York, as heretofore and hereafter amended ("Local Law 5"). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii) installation of such additional fire control or detection devices as may be required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire Underwriters) as a result of Tenant's manner of use of the demised premises.

     (B) Landlord shall not be responsible for any damage to Tenant's fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof. Tenant shall indemnify and hold Landlord harmless from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices.

     (C) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant's sole cost and expense and in accordance with plans and specifications and by contractors previously approved by Landlord.

     (D) The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or alterations.

52. TENANT'S ALTERATIONS

Anything in this Lease to the contrary notwithstanding:

     (A) Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the demised premises (collectively, "Alterations") without Landlord's and Prime Landlord's prior consent which consent shall be granted or withheld in the sole discretion of Landlord and Prime Landlord respectively. With respect to any Alterations relating to the Building's structure and/or systems, Tenant shall only be permitted to utilize contractors or mechanics approved by Prime Landlord in its sole discretion. All other contractors are subject to Prime Landlord's approval. Prior to the commencement of any Alterations, Tenant shall submit to Landlord, for Landlord's and Prime Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Alterations in detail satisfactory to Landlord and Prime Landlord.

     All Alterations shall be done at Tenant's sole expense and at such times and in such manner as Landlord and Prime Landlord may from time to time designate. In no event shall any material or equipment be incorporated in or to the demised premises in connection with any Alteration which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's lien filed against the Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days after Tenant receives notice thereof, at Tenant's expense, by filing the bond required by law or otherwise. All Alterations shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities have jurisdiction thereover, (2) rules and regulations of Landlord and Prime Landlord those covering construction (as set forth in Exhibit D) as well as those relating to the day-to-day use of the demised premises (as set forth in Article

61), and other such rules and regulations as may be promulgated by Landlord or Prime Landlord from time to time, and (3) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord's and Prime Landlord's prior written approval. No Alteration shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord and Prime Landlord has approved such plans and specifications.

     Prior to making any Alterations, Tenant shall (i) furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Prime Landlord, Landlord and their agents as additional insureds, (ii) deliver certified or duplicate original copies of all contracts relating to the Alterations and (iii) if the Alteration involves any structural alteration or exceeds $25,000 in cost, provide Landlord with a payment and performance bond in form, and from a surety, acceptable to Landlord, for the entire Alteration. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord and Prime Landlord with copies thereof. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

     (B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.

     (C) Tenant shall promptly reimburse Landlord for all fees, costs and expenses including, but not limited to, those of Prime Landlord, attorneys, architects and engineers, incurred by Landlord in connection with inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefore and with all legal requirements and insurance requirements.

53. ESTOPPEL CERTIFICATE

     Either party, at any time, and from time to time, upon demand from the other, shall execute, acknowledge and deliver to the party so demanding and/or to any other person, firm or corporation specified by the party so demanding ("Recipient"), a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect modified and stating the modifications), stating the dates to which the Fixed Rent and additional rent have been paid, stating whether or not there exists any defaults by the party executing the statement under this Lease, and, if so, specifying each such default and any other matters reasonably requested by the party demanding the statement or the Recipient,

54. HOLDOVER

     In the event Tenant shall hold over after the expiration or earlier termination of the Term, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration or earlier termination of the Term shall be upon all of the terms set forth in this Lease except Tenant shall pay as rent for the holdover period an amount equal to the higher of (A) an amount equal to two times the sum of (1) the pro rata Fixed
Rent payable by Tenant during the last year of the Term and (2) all additional rent payable by Tenant pursuant to the terms of this Lease that would have been billable by Landlord had the Term not expired; or (B) an amount equal to the then market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value.

55. CONDITIONAL LIMITATION

     In the event that twice in any twelve (12) month period (A) a default of the kind set forth in Section 17(1) shall have occurred or (B) Tenant shall have failed to pay Fixed Rent or additional rent, or any part of either then, for a period of ten (10) days from the date due, notwithstanding that such defaults may have been cured, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this Lease by Tenant and Landlord may serve a written three (3) days' notice of cancellation of this Lease upon Tenant and, upon the expiration of said three (3) days, this Lease and the Term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

56. LIMITATION ON RENT

     If on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this Lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of as public officer or body pursuant to law (collectively, "Law"), Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this Lease).
Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by Law, an amount equal to (A) the Fixed Rent and additional rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (B) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such legal rent restriction was in effect,

57. INTENTIONALLY OMITTED

58. DEFINITIONS OF "LANDLORD" AND "OWNER"

     The terms "Owner" and "Landlord", whenever used in this Lease (including, without limitation, in Article 31), shall have the same meaning. Notwithstanding anything in Article 31 to the contrary, if Landlord shall assign its interest in the Prime Lease prior to completion of Landlord's Initial Installation (as defined below), then Landlord shall not be released from the obligation to complete Landlord's Initial Installation.

59. INDEMNIFICATION

     Tenant shall indemnify Landlord and Prime Landlord, and their respective employees, agents, contractors, licensees and invitees against and save them harmless from any liability, cost or expense, including any such indemnified party's reasonable attorney's fees, in connection with any and all claims made on behalf of or by any person, firm or corporation for personal injury or death or property damage or other claims for damages of any kind arising from (i) the use or manner of the demised premises by Tenant; its employees, agents, invitees and licensees hereunder, (ii) from any breach or default by Tenant of any of the terms, covenants and conditions of this Lease, (iii) any acts, omissions or negligence of Tenant or any person claiming through Tenant, or the employees, agents, contractors, licensees or invitees of Tenant or any such person, in or about the demised premises or the Building either prior to, during or after termination of this Lease, or (iv) the condition of the demised premises. If any action or proceeding shall be brought against any party indemnified hereunder by reason of any such claim, Tenant, upon notice from any such indemnified party, shall resist and defend such action or proceeding and employ counsel satisfactory to such indemnified party, as the case may be. Tenant shall pay to Landlord within ten (10) days after demand all sums which may be owing to any indemnified party by reason of this Article
59. Tenant's obligations under this paragraph shall survive the Expiration Date or earlier termination of this Lease.

60. NOTICES

     Any notice required or desired to be given to any party hereto shall be given by hand delivery or certified mail, return receipt requested, and be addressed to the parties hereto at their addresses as set forth above herein or to such other address as any party may designate by written notice.
Any notice to Sublessor shall be addressed to Landlord Diamandis Communication's Inc., 1633 Broadway, New York, New York 10019 to the Attention of David J. Pecker, Vice President/Controller with a copy to Jones, Day, Reavis & Pogue 599 Lexington Avenue, New York, New York 10022 (Attention: John
J. Hyland, Esq.).

61. RULES AND REGULATIONS

     The following rules and regulations are made a part of this Lease in accordance with the provisions of Article 33:

     (A) The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and no tenant shall permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the demised premises.

     (B) No awnings or other projections shall be attached to the outside walls of the Building, No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised premises, without the prior written consent of Prime Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Prime Landlord.

     (C) No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the demised premises or the Building without the prior written consent of Prime Landlord. In the event of the violation of the foregoing by any tenant, Prime Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, and lettering on doors and the Building directory shall, if and when approved by Prime Landlord, be inscribed, painted or affixed for each tenant by Prime Landlord at the expense of such tenant, and shall be of size, color and style acceptable to Prime Landlord.

     (D) The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed in a manner that would obstruct air flow from the peripheral air conditioning enclosures.

     (E) No showcases or other articles shall be out in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, except as may be approved by Prime Landlord.

     (F) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the demised premises, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of Tenant.

     (G) No tenant shall mark, paint, drill into, or in any way deface, any part of the demised premises or the Building and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Prime
Landlord and as Prime Landlord may direct.

     (H) No bicycles, fish or birds of any kind shall be brought into (except on the freight elevator) or kept in or about the demised premises and no vehicles or animals of any kind shall be brought into the demised premises.

     (I) No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which might disturb other tenants of the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the demised premises by any tenant which would impair or interfere with the use of enjoyment by any other tenant of any other space in the Building.

     (J) No tenant, nor any tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any inflammable, combustible or explosive fluid, chemical or substance.

     (K) Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord or Prime Landlord, Tenant shall pay to Landlord or Prime Landlord the cost thereof (as applicable).

     (L) All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Prime Landlord may reasonably determine from time to time. Prime Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Prime Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Prime Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord and Prime Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from its demised premises or the Building under the provisions of this subsection or of subsection (P) hereof.

     (M) No tenant shall occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. No tenant shall engage or pay any employee on the demised premises, except those actually working for tenant on the demised premises nor advertise for laborers giving an address at the demised premises.

     (N) No tenant shall obtain, purchase or accept for use in the demised premises ice, drinking water, food, coffee cart, beverage, towel, barbering, bootblacking, cleaning, floor polishing or other similar services from any persons not authorized by Prime Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the demised premises, and under such regulations, as may be reasonably fixed by Prime Landlord. It is expressly understood that Landlord and Prime Landlord assume no responsibility for the acts, omissions, misconduct or other activities of the purveyors of such services.

     (O) Prime Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Prime Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Prime Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

     (P) Prime Landlord reserves the right to exclude from the Building during hours other than 8:00 a.m. to 6:00 p.m. Monday through Friday (excluding holidays) all persons connected with or calling upon a tenant who do not present a pass to the Building signed by such tenant. Tenant shall furnish Prime Landlord with a facsimile of such pass. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register. Tenant shall be responsible for all persons to whom it issues any such pass and shall be liable to Landlord and Prime Landlord for all acts or omissions of such persons.

     (Q) All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time if the same would violate any applicable governmental or quasi-governmental law, rule or regulation.

     (R) Tenant shall provide artificial light and electric energy for the employees of Prime Landlord and/or
Prime Landlord's contractors while doing janitor service or other cleaning in the demised premises and while making repairs or alterations in the demised premises.

     (S) The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     (T) The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord and Prime Landlord shall not perform any work or do anything outside of their regular duties.

     (U) Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     (V) There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Prime Landlord shall require.

     (W) Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the demised premises.

62. PREPARATION FOR OCCUPANCY AND POSSESSION

     (A) With reasonable promptness after the execution and delivery of this Lease, Landlord agrees to construct the demised premises substantially in accordance with the layout plan and schedule of materials attached hereto as Exhibit E ("Landlord's Initial Installation").

     (B) For purposes of this Lease, the demised premises shall be deemed substantially completed ("Substantial Completion" or "Substantially Completed") on the date when the Landlord's Initial Installation has been substantially completed in accordance with the Final Plans (as defined in Exhibit E) and Landlord notifies Tenant thereof, notwithstanding the fact that insubstantial details of construction, mechanical adjustment or decoration remain to be completed.

     (C) If Substantial Completion is delayed by reason of any Tenant Delay (as defined in Exhibit E) the demised premises shall be deemed Substantially Completed for the purposes of the Commencement Date as of the date when they would have been Substantially Completed but for any such Tenant Delay as determined by Landlord in its reasonable discretion whether or not any such Tenant Delay could have been avoided by the commitment by Landlord of additional or overtime personnel to the performance of Landlord's Initial Installation. In addition, Tenant shall, promptly upon demand, reimburse Landlord for all damages and additional costs and charges of whatever nature resulting from such delays.

63. COMMENCEMENT AND EXPIRATION DATES

     The "Commencement Date shall be the earlier of (A) the day on which Landlord's Initial Installation is or is deemed to be Substantially Completed, of which date Landlord shall give Tenant seven (7) days' prior written tice or (B) the day Tenant (or anyone claiming under or through Tenant) occupies or takes possession of the demised premises for the conduct of its business (excluding Tenant's occupancy of the Temporary Space, as defined in Article 67). The "Expiration Date" shall be the last day of the month in which the fifth (5th) anniversary of the Commencement Date shall lie. Upon the Substantial Completion of Landlord's Initial Installation, the parties shall execute, acknowledge and exchange an agreement specifying the Commencement Date and the Expiration Date, provided that the failure to execute, acknowledge or exchange such agreement shall no way affect or delay Tenant's obligations under this Lease.

64. INTENTIONALLY OMITTED

65. TELEPHONE SERVICES

     (A) Unless otherwise notified by Tenant, on the Commencement Date, Tenant will lease up to ten (10) telephones from Landlord in accordance with Schedule F for Tenant's use during the Term subject to the terms and provisions of this
Article 65; provided however, that during the Term, Landlord shall furnish such additional telephones (as described on Schedule
F) as Tenant shall request (the aggregate of all telephones leased by Tenant from Landlord is hereinafter referred to as the "Leased Phones"). Such telephone service will be furnished to the demised premises through wiring and equipment installed by Landlord as part of Landlord's Initial Installation.

     (B) Any expansion, rearrangement, addition or other alteration to the telephone service or equipment serving the demised premises (collectively, the "Phone System") requested by Tenant or necessitated by Tenant's use of the Phone System and any work necessary for the maintenance, repair and operation of the Phone System shall be performed by Landlord or its agent or contractor and Tenant shall reimburse Landlord for all of Landlord's charges in connection therewith within five (5) days after delivery of a bill therefor. Tenant shall not make or perform, or permit the making or performing of, any expansion, rearrangement, addition or other alteration to the Phone System without the prior written consent of Landlord in each instance.

     (C) From and after the Commencement Date, Tenant shall pay Landlord as additional rent, within five (5) days after delivery of a bill therefor, the following charges for Tenant's use of the Phone System:

(i) $30.00 per month for each telephone number operating out of the demised premises; plus

(ii) 105% of the charges for Tenant's actual usage of the Phone System; plus

(iii) monthly equipment charges for the Leased Phones in accordance with the rate schedule attached hereto as Exhibit F; providing, however, that if Tenant purchases its own telephone equipment during the Term, Tenant shall purchase the Leased
Phones from Landlord for the price at which Landlord purchased the Leased Phones, but if Tenant leases telephone equipment from a third party during the Term, Tenant must continue to lease the Leased Phones from Landlord during the Term on the terms and conditions set forth herein; plus

(iv) an amount equal to any taxes imposed upon Landlord in connection with the furnishing of telephone service and equipment to Tenant by any Federal, State or Local Government subdivision or authority, if permitted by law.

66. TENANT'S EXTENSION OPTION

     Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, Tenant shall have the option to extend the Term for a single three (3) year period (the "Extension Term"). The Extension Term shall commence on the date following the Expiration Date and end on the third (3rd) anniversary of the Expiration Date (the "Extended Expiration Date") unless the Extension Term shall sooner cease and expire as provided in this Lease. Tenant shall give Landlord written notice of Tenant's intention to exercise such option no later than one (1) year before the Expiration Date, time being of the essence with respect to Tenant's notice. Upon the giving of Tenant's notice, this Lease and the Term shall be extended, without execution of any other or further document, with the same force and effect as if the Extension Term had originally been included in the Term and the Extended Expiration Date shall be deemed to be the Expiration Date. All of the terms, covenants and conditions of the Lease shall continue in full force and effect during the Extension Term including items of additional rent and escalation which shall remain payable on the terms set forth in this Lease, except that: (a) in no event shall Tenant have the right to extend the Term beyond the Extended Expiration Date; (b) there shall be no rent abatement or installation obligations whatsoever on Landlord's part; (c) the Fixed Rent shall be payable at a rate of $343,330 per annum; (d) the charge payable pursuant to Section 65(C)(i) shall be increased to $33.00 per month for each telephone number operating out of the demised premises; and (e) Exhibit F shall be deleted and the monthly equipment charges payable pursuant to Section 65(C)(iii) shall be in accordance with the rate schedule attached hereto as Exhibit G. In the event
Tenant fails to timely exercise the option set forth in this
Article 66, Tenant shall be deemed to have waived its rights under this Article 66 and Tenant shall have no further or other right to extend the Term.

67. TEMPORARY SPACE

     (A) From and after the date hereof through the Commencement Date, Landlord agrees to grant Tenant a license to use the conference room adjacent to the elevator lobby on the forty-fifth (45th) floor of the Building (the "Temporary Space") for the sole purpose of conducting Tenant's business during the preparation of the demised premises for Tenant's occupancy and use. Upon three (3) days' notice to Tenant
(which notice need not be in writing) Landlord shall have the right to relocate Tenant to a portion of the demised premises to be designated by agreement between Landlord and Tenant; after such relocation such portion of the demised premises shall be deemed to be the Temporary Space.

     (B) Landlord makes no representation as to the condition of the Temporary Space; Tenant shall take the Temporary Space "as is" on the date hereof and Landlord shall not be required to perform any work to prepare the Temporary
Space for Tenant's occupancy.

     (C) In consideration of Landlord's agreement to grant the license pursuant to this Article 67, Tenant agrees to pay
Landlord: (i) a fee of Three Thousand ($3,000) Dollars payable upon the execution and delivery of this Lease; plus (ii) for so long as the Temporary Space is located on the 45th floor of the Building, 105% of the charges for Tenant's actual usage of telephone service in the Temporary Space; plus (iii) after the Temporary Space is relocated to the demised premises, all charges for Tenant's use of that portion of the Phone System located in the Temporary Space, as set forth in Section 65(c)(i)-(iv), and all amounts charged by Prime Landlord to Landlord for Building services in respect of the Temporary Space, as set forth in Section 40(B).

     (D) Tenant's use and occupancy of the Temporary Space shall in all respects be in accordance with and subject to the provisions of this Lease applicable to Tenant's use and occupancy of the demised premises and the Building including, without limitation, Articles 2, 37, 38, 40, 43, 44 and 46

     (E) Nothing contained in this Article 67 shall be construed to create the relationship of landlord and tenant between Landlord and Tenant.

     (F) The license created pursuant to this Article 67 shall terminate on the earlier of (i) the Commencement Date or
(ii) the date of the expiration or termination of this Lease for any reason, and upon such termination Tenant shall surrender the Temporary Space to Landlord in broom clean and vacant condition (unless the Commencement Date shall have occurred and the Temporary Space is then located within the demised premises). Anything in this Article 67 to the contrary notwithstanding, if Tenant fails to vacate the Temporary Space upon the termination of this license (unless the Commencement Date shall have occurred and the Temporary Space is then located within the demised premises) Landlord shall have the right to recover possession of the Temporary Space pursuant to
Section 713 of the Real Property Actions and Proceedings Law and, in addition, to pursue any other remedies available to Landlord at law or in equity. Except as provided in this
Article 67, Tenant shall have no right to enter or occupy the Building or the demised premises until the Commencement Date. Landlord agrees that Tenant's occupancy of the Temporary Space shall not be or be deemed to be occupancy or taking possession of the demised premises for the conduct of Tenant's business for the purposes of defining the Commencement Date in accordance with Article 63, but only if and for so long as Tenant's occupancy is limited exclusively to the Temporary Space.

68. TENANT'S TERMINATION OPTION

     Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the option to terminate this Lease effective at any time on or after the third (3rd) anniversary of the Commencement Date (the "Termination Date"), subject to the provisions of this Article 68. Tenant shall give Landlord written notice of Tenant's intention to exercise the option to so terminate this Lease no later than one (1) year before the Termination Date, time being of the essence with respect to Tenant's notice. Provided such notice is timely given and further provided that on or before the Termination Date Tenant has paid to Landlord, by unendorsed certified or bank check or by wire transfer into an account designated by Landlord, the sum of one hundred thousand ($100,000) dollars plus all amounts of Fixed Rent and additional rent payable as of the Termination Date, then on tI. Termination Date this Lease shall automatically end and expire as fully as if the Termination Date were the Expiration Date. In the event (a) Tenant fails to timely give the notice set forth in this Article 68 or (b) Tenant has timely given the notice set forth in this Article 68 but fails to pay Landlord any of the amounts set forth in the preceding sentence in the manner set forth in the preceding sentence, Tenant shall be deemed to have waived its rights under this Article 68 and Tenant shall have no further or other right to terminate this Lease. Anything contained in this Article 68 to the contrary notwithstanding, Landlord's failure to bill all or any portion of any amount payable pursuant to the Lease by the Termination Date shall not constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at anytime after the Termination Date retroactively for the entire amount unbilled.

69. MEASUREMENT OF DEMISED PREMISES

     Landlord and Tenant, having made due investigations to their mutual satisfaction, agree that for the purposes of this Lease only, the demised premises consists of 9,880 rentable square feet; Landlord makes no representation whatsoever with respect to the accuracy of the foregoing figure.

70. LISTINGS IN BUILDING DIRECTORY

     Tenant shall be entitled and Landlord shall request
Prime Landlord to provide to a percentage of the listings in the Building directory allotted to Landlord pursuant to Section
39.02 of the Prime Lease, in the same proportion that the rentable square footage of demised premises bears to that of Landlord's premises under the Prime Lease.